SUPPLEMENTAL CREDIT FACILITY AGREEMENT/
                                 ADDENDUM NO. 2


                                  March 8, 1999



Avado Brands, Inc.
Corporate Headquarters
Hancock at Washington
Madison, Georgia 30650
Attn:    Erich J. Booth,
         Chief Financial Officer

Gentlemen:

     We refer to our Supplemental Credit Facility Agreement, dated as of December 24, 1998, with you, as amended by a Supplemental Credit Facility Agreement/Addendum dated as of February 26, 1999 ("Supplemental Credit Facility Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Supplemental Credit Facility Agreement.

     This Addendum will confirm our agreements with you as follows:

     (a) On the date hereof we will make a single disbursement to you under the Credit Facility in such amount as will cause the outstanding Debt under the Credit Facility to equal $23,675,017. Such disbursement will be used by you for the purposes specified on Exhibit A attached hereto.

     (b) The Credit Facility will continue to be a non-revolving facility and you shall have no right to obtain any further disbursements thereunder.

     (c) The disbursement under the Credit Facility made pursuant hereto shall bear interest, payable at maturity, at an interest rate equal to the Base Rate plus one percent (1%) per annum.

     (d) Your Debt under the Credit Facility, as increased hereby, will continue to be evidenced by the Supplemental Credit Facility Note.

     (e) The Maturity Date of the Credit Facility shall be extended from March 15, 1999 to March 31, 1999, on which date the Credit Facility shall terminate and the entire Borrowing thereunder, together with all accrued and unpaid interest thereon, shall be due and payable in full.

     (f) In consideration of our making to you of the disbursement contemplated hereby, you shall pay to us on the date hereof, a fee in the amount of $75,000.

     By your execution of this Addendum below, you hereby (i) represent and warrant that no Credit Line Event of Default, or event which with notice or the passage of time, or both, would constitute a Credit Line Event of Default, has occurred and is continuing and (ii) ratify and reaffirm all provisions of the Supplemental Credit Facility Agreement, the Supplemental Credit Facility Note and all related documents, instruments and agreements (collectively, "Supplemental Credit Facility Documents").

     As amended hereby, all provisions of the Supplemental Credit Facility Documents shall continue in full force and effect.

Sincerely yours,

                                  WACHOVIA CAPITAL INVESTMENTS, INC.

                                  By:____________________________________
                                  Authorized Officer

                                  Acknowledged and agreed:


                                  AVADO BRANDS, INC.

                                  By:___________________________
                                  Authorized Officer